UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2017

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2017, SunCoke Energy Partners GP LLC (the “Company”), the general partner of SunCoke Energy Partners, L.P. (the “Partnership”), appointed each of the following new independent directors to the Company’s Board of Directors (the “Board”), effective September 1, 2017, to serve an initial one-year term, or until their respective successors are elected and qualified: Alvin Bledsoe, Martha Z. Carnes and John W. Somerhalder, II.

Ms. Carnes and Mr. Somerhalder will constitute the Board’s Conflicts Committee, which will be chaired by Mr. Somerhalder. They also will serve as members of the Board’s Audit Committee, which will be chaired by Mr. Bledsoe. In addition, Mr. Bledsoe will continue to serve in his current role as Chair of the Audit Committee of the Board of SunCoke Energy, Inc. (“SunCoke”).

Ms. Carnes and Mr. Somerhalder will participate in the standard compensation program for the Company’s independent directors, as described on page 107 of the Partnership’s 2015 Annual Report on Form 10-K (filed with the Securities and Exchange Commission on February 18, 2016). A description of this program is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Mr. Bledsoe’s compensation package also is described on Exhibit 99.1 hereto and also is incorporated herein by reference. Ms. Carnes and Messrs. Bledsoe and Somerhalder each fill current vacancies on the Board. Their respective annual compensation will be prorated to reflect the commencement date of their service on the Board.

None of Mr. Bledsoe, Ms. Carnes or Mr. Somerhalder has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or an executive officer. In addition, none of them has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of any Current Report on Form 8-K.

Also on August 11, 2017, in connection with the appointment of Ms. Carnes and Messrs. Bledsoe and Somerhalder to the Board, the following independent directors each resigned from the Board, with such resignations to be effective September 1, 2017: C. Scott Hobbs, Wayne L. Moore and Nancy M. Snyder. The departures of Ms. Snyder and Messrs. Hobbs and Moore were not due to any disagreement with the Company nor its management on any matter relating to the operations, policies or practices of the Company or the Partnership.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.2 to this Current Report on Form 8-K, is a copy of the Partnership’s press release dated August 15, 2017, announcing the appointment of Ms. Carnes and Messrs. Bledsoe and Somerhalder to the Board of the Company. The press release is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy Partners GP LLC Director Compensation Summary Sheet

99.2	SunCoke Energy Partners, L.P. press release (August 15, 2017)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: August 15, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy Partners GP LLC Director Compensation Summary Sheet.

99.2	SunCoke Energy Partners, L.P. press release (August 15, 2017)